                              UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 10-Q

[x] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 1997


                                     OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to __________

Commission file number 1-11733


                   AMERICAN STATES FINANCIAL CORPORATION


              INDIANA                              NO. 35-1976549
       State of Incorporation              I.R.S. Employer Identification No.

     500 NORTH MERIDIAN STREET
  INDIANAPOLIS, INDIANA 46204-1275                  (317) 262-6262
Address of principal executive offices             Telephone Number


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [x] No [ ]

Shares of common stock outstanding as of July 1, 1997: 60,050,515

DOCUMENTS INCORPORATED BY REFERENCE: Certain portions of the Registrant's Form 8-K, dated June 6, 1997 are incorporated by reference in Part II of this Form 10-Q.

The exhibit index to this report is located on page 23.

PART I - FINANCIAL INFORMATION

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

                     AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS

                                                                  June 30,              December, 31
                                                                    1997                     1996
                                                                 ----------             ------------
                                                                        (Dollars in Thousands)
ASSETS
Investments:
  Securities available-for-sale at fair value:
    Fixed maturity (amortized cost: 1997 - $3,618,363;
      1996 - $3,579,807)                                         $3,787,582              $3,763,880
    Equity (cost: 1997 - $362,082; $1996 - $362,720)                460,560                 435,137
  Mortgage loans                                                     21,871                  32,293
  Short-term investments                                             74,194                  73,276
  Other invested assets                                              39,450                  37,986
                                                                 ----------              ----------
       Total investments                                          4,383,657               4,342,572

Cash                                                                 19,338                  13,610
Premium receivable                                                  482,774                 413,444
Deferred policy acquisition costs                                   212,250                 202,233
Properties to be sold                                                23,218                  30,633
Property and equipment                                               31,800                  31,143
Accrued investment income                                            64,932                  64,602
Current federal income taxes recoverable                              4,968                     ---
Deferred federal income taxes recoverable                           121,066                 128,742
Cost in excess of net assets of acquired subsidiaries                96,063                  97,772
Ceded reinsurance on claims and claims expense reserves             175,149                 179,445
Miscellaneous                                                        36,658                  36,887
                                                                 ----------              ----------
        Total assets                                             $5,651,873              $5,541,083
                                                                 ----------              ----------
                                                                 ----------              ----------

                                   (continued on next page)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                                  June 30,              December, 31
                                                                    1997                     1996
                                                                 ----------             ------------
                                                                        (Dollars in Thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
  Losses, loss adjustment expense and future policy benefits     $2,854,688              $2,868,348
  Unearned premiums                                                 746,058                 711,955
                                                                 ----------              ----------
        Total policy liabilities and accruals                     3,600,746               3,580,303

Commissions and other expenses                                      103,702                 120,872
Current federal income taxes payable                                    ---                   5,303
Outstanding checks                                                   64,128                  69,901
Short-term debt due LNC                                              66,667                  66,667
Notes payable                                                        99,607                  99,511
Debt due LNC                                                        133,333                 133,333
Other liabilities                                                   166,731                 129,154
                                                                 ----------              ----------
        Total liabilities                                         4,234,914               4,205,044

Shareholders' equity:
  Common stock, no par value: 195,000,000 shares authorized,
    shares issued and outstanding: 1997 and 1996 - 60,050,515       304,500                 304,493
  Net unrealized gain on securities available-for-sale              171,494                 163,647
  Retained earnings                                                 940,965                 867,899
                                                                 ----------              ----------
        Total shareholders' equity                                1,416,959               1,336,039
                                                                 ----------              ----------
        Total liabilities and shareholders' equity               $5,651,873              $5,541,083
                                                                 ----------              ----------
                                                                 ----------              ----------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF INCOME

                                                                   Three Months Ended             Six Months Ended
                                                                         June 30,                     June 30,
                                                                    1997         1996            1997          1996
                                                                 ----------   ------------    ----------   -----------
                                                                      (Dollars in Thousands, Except Per Share Data)
Revenue:
  Premiums and other revenue                                     $  429,821     $  424,483    $  853,097    $  848,477
  Net investment income                                              66,525         66,156       133,003       134,489
  Realized gain on investments                                        9,756          7,374        19,443        28,470
  Gain on operating properties                                        4,208            ---         6,671           ---
                                                                 ----------    -----------    ----------   -----------
        Total revenue                                               510,310        498,013     1,012,214     1,011,436

Benefits and expenses:
  Benefits and settlement expenses                                  323,369        332,342       620,910       655,905
  Commissions                                                        71,657         72,510       140,762       144,382
  Operating and administrative expenses                              46,949         51,051        98,960       102,224
  Taxes, licenses and fees                                           11,120          8,322        21,857        20,240
  Interest on debt                                                    5,227          1,835        10,392         1,835
                                                                 ----------    -----------    ----------   -----------
        Total benefits and expenses                                 458,322        466,060       892,881       924,586

        Income before federal income taxes                           51,988         31,953       119,333        86,850

Federal income taxes (credit):
  Current                                                             4,842         (1,530)       17,617        14,401
  Deferred                                                            2,907          3,724         3,450        (4,223)
                                                                 ----------    -----------    ----------   -----------
        Total federal income taxes                                    7,749          2,194        21,067        10,178
                                                                 ----------    -----------    ----------   -----------
        Net income                                                $  44,239     $   29,759     $  98,266    $   76,672
                                                                 ----------    -----------    ----------   -----------
                                                                 ----------    -----------    ----------   -----------
Net income per share                                              $    .74      $      .55     $    1.64    $     1.48
                                                                 ----------    -----------    ----------   -----------
                                                                 ----------    -----------    ----------   -----------
Weighted average shares outstanding                              60,050,515     53,644,692    60,050,515    51,832,414
                                                                 ----------    -----------    ----------   -----------
                                                                 ----------    -----------    ----------   -----------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                     Six Months Ended
                                                                         June 30,
                                                                    1997         1996
                                                                 ----------   -----------
                                                                  (Dollars in Thousands)
Common stock:
  Balance at beginning of period                                 $  304,493   $   387,547
    Public offering of common stock                                     ---       215,482
    Common stock issued for employee benefit plans                        7         1,161
    Assumption and issuance of debt in exchange with LNC                ---      (299,398)
                                                                 ----------   -----------
        Balance at end of period                                    304,500       304,792

Net unrealized gain (loss) on securities available-for-sale:
  Balance at beginning of period                                    163,647       211,767
    Change during the period                                          7,847       (97,793)
                                                                 ----------   -----------
        Balance at end of period                                    171,494       113,974

Retained earnings:
  Balance at beginning of period                                    867,899     1,069,393
    Dividend of assets to LNC prior to public offering                  ---      (299,866)
    Dividends declared and paid on Common Stock ($.42 per share)    (25,200)      (46,134)
    Net income                                                       98,266        76,672
                                                                 ----------   -----------
        Balance at end of period                                    940,965       800,065
                                                                 ----------   -----------
        Total shareholders' equity                               $1,416,959   $ 1,218,831
                                                                 ----------   -----------
                                                                 ----------   -----------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Six Months Ended
                                                                        June 30,
                                                                    1997       1996
                                                                 ---------   ---------
                                                                 (Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                       $  98,266   $  76,672
Adjustments to reconcile net income to cash provided by
  (used in) operating activities:
  Deferred policy acquisition costs                                 (9,149)     (4,270)
  Premiums and fees in course of collection                        (69,330)    (37,052)
  Accrual of discount on investments                                (9,445)     (9,617)
  Amortization of premium on investments                             2,034       2,767
  Accrued investment income                                           (331)     (1,800)
  Policy liabilities and accruals                                    4,183      76,793
  Federal income taxes                                              (6,821)    (25,110)
  Provisions for depreciation                                        3,761       3,850
  Gain on sale of investments                                      (19,443)    (28,470)
  Gain on operating properties                                      (6,671)        ---
  Ceded reinsurance on claims and claims expense reserves            4,296     (36,914)
  Other                                                            (11,359)    (21,514)
                                                                 ---------   ---------
     Net adjustments                                              (118,275)    (81,337)
                                                                 ---------   ---------
     Net cash used in operating activities                         (20,009)     (4,665)

CASH FLOWS FROM INVESTING ACTIVITIES
  Securities available-for-sale:
    Purchase of investments                                       (335,737)   (753,087)
    Sales of investments                                           280,360     583,064
    Maturities and redemptions                                      45,070      38,401
  Purchase of mortgage loans and other investments                  (3,836)     (7,011)
  Sale or maturity of mortgage loans and other investments          11,684       3,945
  Net increase in short-term investments                              (918)    (59,495)
  Net sale (purchase) of property and equipment                      9,669      (4,472)
  Other                                                             28,379      16,518
                                                                 ---------   ---------
     Net cash provided by (used in) investing activities            34,671    (182,137)

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of common stock                                 7     215,482
  Universal life investment contract deposits                       25,334      24,837
  Universal life investment contract withdrawals                    (9,075)     (6,605)
  Dividends paid                                                   (25,200)    (46,134)
                                                                 ---------   ---------
     Net cash provided by (used in) financing activities            (8,934)    187,580
     Net increase (decrease) in cash                                 5,728         778
Cash at beginning of period                                         13,610      12,708
                                                                 ---------   ---------
Cash at end of period                                            $  19,338   $  13,486
                                                                 ---------   ---------
                                                                 ---------   ---------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The following notes should be read in conjunction with the notes to consolidated financial statements included in the American States Financial Corporation Form 10-K dated February 26, 1997. Unless the context otherwise indicates; (1) the "Company" refers to American States Financial
Corporation and its wholly-owned, consolidated subsidiaries; (ii) "ASI" refers to American States Insurance Company, the Company's sole direct wholly-owned subsidiary, and its consolidated subsidiaries; and (iii) the "Subsidiaries" refer to the direct and indirect subsidiaries of the Company, which include ASI and its subsidiaries. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1997.

1. ORGANIZATION AND BASIS OF PRESENTATION

     On February 5, 1996, the Company was incorporated in the State of Indiana to serve as the holding company for ASI. The formation of the Company was done in contemplation of an initial public offering. On April 22, 1996, ASI declared, and on May 15, 1996, it distributed to its parent, Lincoln National Corporation ("LNC"), a dividend of $300 million, consisting primarily of tax-exempt securities ("Dividended Assets"). On May 16, 1996, LNC transferred all of the outstanding shares of ASI to the Company in exchange for 50,000,000 shares of the Company's common stock. Concurrently with the transfer of the ASI stock, the Company assumed $100 million of LNC debt ("Assumed Debt") and issued a $200 million note to LNC (the "Term Note").

     On May 29, 1996, the Company issued 10,000,000 shares of common stock at $23 per share to the public (the "Offering"). The net proceeds from the Offering (after deduction of underwriting discounts and offering expenses) were $215.2 million. The Company contributed $140.5 million of such net proceeds to ASI to enable it to invest in taxable securities for its investment portfolio to partially replace the Dividended Assets. The remainder of the net proceeds were retained by the Company for general corporate purposes. As a result of the Offering, LNC's ownership was reduced to approximately 83%.

     The 50,000,000 shares held by LNC are "restricted shares" as defined by Rule 144 of the Securities Act of 1993, as amended (the "Securities Act"). Such shares may not be resold in the absence of registration under the Securities Act or exemptions from such registration, including, among others, the exemption provided by Rule 144 under the Securities Act. As an affiliate of the Company, LNC is subject to certain volume restrictions on the sale of shares of the Company's common stock.

     The Company's common stock is publicly traded on the New York Stock Exchange under the symbol "ASX".

     The transfer of ASI stock to the Company by LNC in exchange for Company common stock and the Assumed Debt and Term Note have been accounted for similar to a pooling of interests in the consolidated financial statements of the Company, in that the assets, liabilities, shareholders' equity and the results of operation of the Company and its subsidiaries have been combined at historical carrying values.

     The consolidated financial statements as of and for the six months ended June 30, 1997 and 1996, are unaudited. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring items, which are necessary to present fairly the Company's financial position and results of operations on a basis consistent with that of prior audited consolidated financial statements. The balance sheet at December 31, 1996, has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Significant intercompany balances and transactions have been eliminated. Certain amounts from prior periods were reclassified to conform to the 1997 presentation. Net income and shareholders' equity have not been affected by these reclassifications.

                  AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND BASIS OF PRESENTATION (Continued)

     The Company underwrites property and casualty insurance, concentrating on providing commercial insurance to small to medium-sized businesses and preferred personal lines coverages to individuals. As a complement to its property and casualty operations, the Company also markets life insurance. The Company writes business throughout the United States with the greatest volume in the Midwest and Pacific Northwest.

2. CHANGE IN ACCOUNTING PRINCIPLE

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 ("FAS 128"), EARNINGS PER SHARE which the Company will adopt in the fourth quarter of 1997. Earlier adoption is not permitted. In accordance with FAS 128, the Company will present "basic" and "diluted" earnings per share on the face of the income statement regardless of the difference between the two calculations. When calculating the diluted earnings per share, the treasury stock method will be applied using the average market price for the period rather than the higher of the average market price or the ending market price. Using the terms of FAS 128, the basic and diluted earnings per share for the first six months of 1997 would be $1.64. The basic and diluted earnings per share for the first six months of 1996 would be $1.48.

     In June of 1997, the FASB issued Statement 130, "Reporting Comprehensive Income". Statement 130 is effective for fiscal years beginning after December 15, 1997 and ASFC will adopt it in the first quarter of 1998. Adoption will have no effect on net income but will require the reporting of "comprehensive income," which will include net income and certain items currently reported in stockholders' equity.

     The FASB issued Statement 131, "Disclosures about Segments of an Enterprise and Related Information" in June of 1997. FAS 131 changes the way companies report information about business segments in annual financial statements and requires the reporting of selected segment information in their interim reports. FAS 131 is effective for financial statements for periods beginning after December 15, 1997 except that providing interim information in the initial year (1998) may be deferred until 1999. ASFC plans on providing the required segment information in its 1998 annual report and in its interim reports beginning in 1999. FAS 131 has no effect on net income.

3. FEDERAL INCOME TAXES

     A consolidated federal income tax return is filed by LNC and includes the Company. Pursuant to an agreement with LNC, the Company provides for income taxes on the basis of a separate return calculation. The taxes computed are remitted to or collected from LNC.

     The effective tax rate on pre-tax income is lower than the prevailing corporate federal income tax rate primarily due to tax-exempt interest on municipal securities.

                  AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. NOTES PAYABLE AND DEBT DUE LNC

     The Assumed Debt is governed by an agreement between the Company and LNC (the "Assumption Agreement") which provides for the payment by the Company of the currently outstanding 7 1/8% notes due July 15, 1999, originally issued to the public by LNC on July 15, 1992. LNC will continue to be the primary obligor of this public debt; however, pursuant to the Assumption Agreement, the Company is obligated to make a $100 million principal payment on July 15, 1999 to repay the holders of the public debt. The Assumption Agreement also provides that interest at 7 1/8% is payable semi-annually by the Company.

     The Term Note will pay interest quarterly at a rate of 50 basis points over the rate on three year Treasury Notes through and including November 14, 1997, 50 basis points over the rate on two year Treasury Notes from November 15, 1997 through and including November 14, 1998 and 50 basis points over the rate on one-year Treasury Bills from November 15, 1998 through the maturity date. The current rate on the Term Note is 6.7%. The Term Note is payable in three equal principal payments due on August 15, 1997, 1998 and 1999. Pursuant to the provisions on the Term Note, the Company will have the right to prepay the Term Note at any time. The Term Note also contains covenants that will, among other things, (i) require the Company to maintain certain levels of adjusted consolidated net worth (as defined in the Term Note), and
(ii) restrict the ability of the Company to incur indebtedness in excess of 50% of its adjusted consolidated net worth and to enter into a major corporate transaction unless the Company is the survivor and would not be in default.

     However, as disclosed in Note 6 to the Notes to Consolidated Financial Statements, LNC will be paid the outstanding balance and accrued but unpaid interest thereon of the Assumed Debt and Term Note pursuant to terms of the pending Agreement and Plan of Merger by and among ASFC, SAFECO Corporation and ASFC Acquisition Co. if and when the sale is consummated.

     On May 29, 1996, the Company entered into a revolving credit agreement in which the Company may borrow and repay amounts up to a maximum of $200 million (the "Line of Credit"). Borrowings using the Line of Credit will bear interest generally at variable rates tied to LIBOR, an adjusted certificate of deposit rate or other short-term indices. No debt was outstanding using the Line of Credit at June 30, 1997.

5. CONTINGENCIES

     On February 14, 1996, three of the Company's property and casualty insurance subsidiaries were among 23 underwriters of real property insurance named defendants in a case alleging that their underwriting, sales and marketing practices violated a number of civil rights laws (including, without limitation, the Fair Housing Act). It was also alleged that the defendants' actions constituted a civil conspiracy. Brought in the United States District Court for the Western District of Missouri, the plaintiffs sought to represent themselves and a putative class of similarly situated persons in the State of Missouri. This action sought injunctive relief, unspecified compensatory damages, punitive damages and attorney's fees. In response to motions filed by the defendants, the court dismissed the conspiracy count by Order dated October 2, 1996 but required that the defendants answer the remaining counts. On June 19, 1997 the court denied class certification and dismissed the case for lack of standing. On July 17, 1997 the same plaintiffs filed a separate action against the same three property and casualty subsidiaries of the Company.

                  AMERICAN STATES FINANCIAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. CONTINGENCIES (Continued)

     The plaintiffs in this new case have asked that it be certified as a class action and make substantially the same allegations and seek substantially the same remedies as were sought in the original case. In addition, the plaintiffs filed a notice of appeal in the original case on July 18, 1997. Management believes, based upon current information, that the Company's underwriting, sales and marketing practices have complied in all material respects with the applicable requirements of both state and federal law. The Company intends to defend these actions vigorously.

     On August 29, 1996, the first of two actions were brought in Missouri state courts alleging that underinsured motorist insurance coverage sold in that state by three of the Company's property and casualty insurance subsidiaries constitutes "phantom coverage" when sold at limits equal to the State's financial responsibility requirements. In both actions, the plaintiffs sought to represent themselves and a putative class of similarly situated persons in the State of Missouri. Both actions sought compensatory and punitive damages based upon a number of legal theories, including, without limitation, breach of fiduciary duty, negligence, breach of contract, unjust enrichment and misrepresentation. A motion to consolidate the two cases has been entered. Discovery has begun. Management does not believe, based upon current information, that the allegations have merit and it therefore intends to defend the consolidated action vigorously.

6. RECENT DEVELOPMENTS

     On June 6, 1997, ASFC entered into an Agreement and Plan of Merger dated as of the same date (the "Merger Agreement"), by and among ASFC, SAFECO Corporation ("Buyer") and ASFC Acquisition Co., a wholly owned subsidiary of Buyer ("Buyer Sub"). The Merger Agreement provides for, among other things, the merger of Buyer Sub with and into ASFC (the "Merger"), with ASFC surviving the Merger as a wholly owned subsidiary of Buyer. Pursuant to the Merger Agreement and upon consummation of the Merger each outstanding share of Common Stock of ASFC ("ASFC Common Stock") will be converted into the right to receive $47 in cash without interest thereon. Consummation of the Merger is subject to certain conditions, including, among others, (a) the approval by certain state insurance regulators of the Merger and (b) compliance with applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Early termination of the HSR Act waiting period was received on July 15, 1997.

   In connection with the Merger Agreement, LNC and Buyer entered into a Voting, Support and Indemnification Agreement dated June 6, 1997 (the "Voting Agreement"), certain sections of which were agreed to and acknowledged by ASFC. Pursuant to the Voting Agreement, LNC agreed, among other things, (a) to vote all ASFC Common Stock held by it or any of its subsidiaries in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, (b) to grant Buyer an irrevocable proxy in all ASFC Common Stock held by it or any of its subsidiaries for purposes of a vote at a meeting of the holders of ASFC Common Stock held to consider the Merger and (c) to allocate between LNC and Buyer certain tax and employee benefits liabilities; and Buyer agreed, among other things, to pay to LNC (a) $100 million plus an amount equal to the accrued but unpaid interest on the outstanding 7 1/8% notes due July 15, 1999, originally issued to the public by LNC on July 15, 1992, in consideration of the termination of the agreement relating to the Assumed Debt, and (b) the outstanding principle balance of, plus accrued but unpaid interest on, the Term Note, in consideration of the surrender of the Term Note by LNC to ASFC for cancellation.